FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of February 15 2013 by and between Burton 6, LLC, a Tennessee limited liability company ("Landlord"), and AmSurg Corp., a Tennessee corporation ("Tenant").

RECITALS

A.         Landlord and Tenant entered into that certain Lease Agreement dated December 27, 2012 (the "Lease"), pursuant to which Landlord leased to Tenant that certain Building to be constructed by Landlord located on Burton Hills Boulevard, Nashville, Tennessee, and to contain 109,751 rentable square feet (the "Premises").

B.         Landlord and Tenant wish to amend the Lease as described herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.         PARKING.

(a)         Sections 3.d. and 3.f. of the Lease are hereby generally amended to delete “Ground Lessor” wherever it appears and replace it with “Adjacent Owner”.

(b)        The second and third sentences of Section 10 of the Lease are hereby deleted and replaced with the following:

“Tenant acknowledges that, pursuant and subject to the Declaration, the Adjacent Owner shall have rights to use those spaces in the Surface Parking Lot that are not reserved for Tenant’s exclusive use, and twenty-one (21) parking spaces in the Parking Garage on an exclusive basis, which twenty-one (21) spaces shall be located on the Lower Level 01 of the Parking Garage as more particularly shown on Exhibit G attached hereto, and shall be marked for Adjacent Owner’s use (collectively, the “Adjacent Owner’s Reserved Parking Spaces”).  Tenant agrees not to use the Adjacent Owner’s Reserved Parking Spaces.”

2.         GROUND LEASE.  Section 3.c. of the Lease is hereby deleted and replaced with the following:

“c.         Landlord represents and warrants that (i) the Land is currently owned by E.P. Real Estate Fund, L.P., a Tennessee limited partnership (“Adjacent Owner”), (ii) Landlord has the full power and authority to execute this Lease, (iii) Landlord shall acquire fee simple interest in the Land from Adjacent Owner on or before December 31, 2014, and (iv) the estate demised herein is and shall be subject only to the liens and encumbrances described on Exhibit D attached hereto, as the same may be modified from time to time in compliance with Section 3(f) below, and any new easements, restrictions or other encumbrances hereafter applicable to the Project executed in compliance with Section 3(f) below (collectively, the "Permitted Encumbrances").  In the event the Landlord does not acquire fee simple interest in the Land on or before December 31, 2014, then Tenant shall be entitled to terminate this Lease by delivering written notice of such termination to Landlord in addition to Tenant’s other rights and remedies available at law.”

3.         OPERATING EXPENSES.

(a)         Section 6.a.vi.(z) of the Lease is hereby deleted and replaced with the following:

“(z) Tenant shall receive the full benefit of any tax incentives procured with respect to the Project.”

(b)         Section 6.c.(xxiv) of the Lease is hereby deleted and replaced with the following:

“(xxiv) costs or fees relating to the defense of Landlord's title to or interest in the Project, or any part thereof, or any costs or expenses associated with any sale or finance transaction;”

(c)         Section 6.c.(xxx) of the Lease is hereby amended to delete “Ground Lessor” and replace it with “Adjacent Owner”

4.         SUBORDINATION AND ATTORNMENT.

(a)         The first sentence of Section 28(a) of the Lease is hereby amended to delete “and/or Ground Lessor”.

(b)         The first sentence of Section 28(b) of the Lease is hereby amended to delete “or the Ground Lessor”.

5.         PERMITTED EXCEPTIONS.  The second sentence in the introductory paragraph of Exhibit D to the Lease is hereby deleted and replaced with the following:

“This exhibit will be updated as of the date of the acquisition of the Land to provide for only those matters expressly encumbering the Land.”

6.         ADJACENT OWNER’S PARKING SPACES.  Exhibit G attached hereto is hereby inserted as Exhibit G to the Lease.

7.         INDEMNITY.  The following is added as a new Section 47 of the Lease:

“47.     Indemnity.  Pursuant to the terms of the Declaration, as defined in Section 3(f) hereof, in the event New York Life Insurance Company (“NYL”) obtains title to the Adjacent Owner’s property through foreclosure or deed in lieu of foreclosure, then NYL shall not be bound by the indemnity therein contained with regard to the acts of Adjacent Owner in the easement areas discussed in said Declaration.  In the event NYL obtains title to the Adjacent Owner’s parcel through foreclosure or deed in lieu of foreclosure, then, during NYL’s ownership of the Adjacent Owner’s parcel, Landlord shall indemnify Tenant for damage, loss or injury due to NYL’s or its tenants’ negligence or willful misconduct in the exercise of the easements and rights contained within the Declaration.”

8.         MISCELLANEOUS.  Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to them in the Lease.  This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors.  This Amendment shall be governed by and construed in accordance with the laws of the state in which the Premises is located.  In the event of conflict or inconsistency between the provisions of this Amendment and any provisions of the Lease, the provisions of this Amendment shall govern.  Except as set forth in this Amendment, all of the terms and conditions of the Lease shall continue in full force and effect throughout the term of the Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

LANDLORD:

BURTON 6, LLC,
a Tennessee limited liability company

By:	/s/ John W. Eakin
Name:	John W. Eakin
Title:	Manager

TENANT:

AMSURG CORP.,
a Tennessee corporation

By:	/s/ Christopher R. Kelly
Name:	Christopher R. Kelly
Title:	Vice President

EXHIBIT G

ADJACENT OWNER’S GARAGE PARKING SPACES